Exhibit 10.46

AMENDMENT NUMBER THREE TO
LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of September 26, 2003, by and between COMERICA BANK – CALIFORNIA (“Bank”) and ASYST TECHNOLOGIES, INC., a California corporation (“Borrower”), in light of the following:

     A.      Borrower and Bank have previously entered into that certain Loan and Security Agreement, dated as of October 1, 2002 (as amended from time to time, the “Loan Agreement”).

     B.      In connection with the Loan Agreement, Borrower and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, are collectively referred to herein as the “Loan Documents”).

     C.      Borrower and Bank desire to amend the Loan Agreement as provided for and on the conditions herein.

     NOW THEREFORE, Borrower and Bank hereby amend and supplement the Loan Agreement as follows:

     1.      DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement unless specifically defined herein.

     2.      AMENDMENTS.

          (a)      Sections 6.2(a) and (b) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

               (a)      Within 20 days after the last day of each month, Borrower shall deliver to Bank aged listings by invoice date of accounts receivable and accounts payable, and, commencing on November 30, 2003, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

               (b)      Within 20 days after the last day of each month, Borrower shall deliver to Bank a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

          (b)      Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               6.7      Financial Covenants. Borrower shall incur or maintain, as of the last day of each fiscal quarter unless stated otherwise:

1.

               (a)      Maximum Net Loss. Net loss (calculated on an after tax basis excluding depreciation, amortization and other non-cash items, all determined in accordance with GAAP) not to exceed the following amounts:

Quarter Ending	Net Loss

9/30/03	<$12 million>
12/31/03	<$5 million>
3/31/03 and thereafter	$1.00 net profit

               (b)      Minimum Liquidity. Maintain as September 30, 2003 and at all times thereafter a balance of unrestricted cash and cash equivalents held in the United States of at least $40,000,000, of which at least $35,000,000, as of September 30, 2003 and at all times thereafter, shall be held in a money market investment account maintained at Bank, and measured monthly and certified in the Compliance Certificate delivered in compliance with Section 6.2(b).

          (c)      The definition of “Borrowing Base” set forth in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               “Borrowing Base” means, as to Advances outstanding at any time from and after November 30, 2003, an amount equal to 80% of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided that until November 30, 2003, up to $25,000,000 of Advances in the aggregate may be outstanding at any time without regard to the amount of Eligible Accounts (but such “non-formula” Advances shall be deemed to be within the Borrowing Base for the purposes of this Agreement).

          (d)      Subsection (a) of the definition of “Eligible Accounts” set forth in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (a)      Accounts that the account debtor has failed to pay within 90 days of invoice date;

          (e)      Subsection (f) of the definition of “Eligible Accounts” set forth in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (f)      Accounts with respect to which the account debtor does not have its principal place of business in the United States;

2.

          (f)      Exhibit D (Borrowing Base Certificate) and Exhibit E (Compliance Certificate) to the Loan Agreement are hereby amended and restated in their entirety and shall be replaced by Exhibits D and E to this Amendment.

     3.      REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower’s representations and warranties set forth in this Loan Agreement are true, complete and accurate in all material respects as of the date hereof.

     4.      NO DEFAULTS. Borrower hereby affirms to Bank that no Event of Default has occurred and is continuing as of the date hereof.

     5.      CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Bank of an executed copy of this Amendment.

     6.      COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank’s out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

     7.      LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     8.      COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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3.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMERICA BANK – CALIFORNIA

By:	/s/ Robert Shutt

Title:	Vice President

ASYST TECHNOLOGIES, INC.,
a California corporation

By:	/s/ Geoffrey G. Ribar

Title:	Senior Vice President and Chief Financial Officer

4.